EXHIBIT 10.13

AMENDMENT TWO TO

DUKE REALTY SERVICES LIMITED PARTNERSHIP

1993 STOCK OPTION PLAN

WHEREAS, Duke Realty Services Limited Partnership (“Partnership”) maintains the Duke Realty Services Limited Partnership 1 993 Stock Option Plan (“Plan”), which became effective as of July 29, 1993; and

WHEREAS, pursuant to the provisions of Section 12 of the Plan, the Board of Directors of Duke Services, Inc. retained the right to amend, suspend or terminate the Plan or any portion thereof at any time; and

WHEREAS, by corporate resolutions, Duke Services, Inc. has approved and adopted this Amendment Two to the Plan, effective as of the dates specified herein;

NOW, THEREFORE, Duke Realty Services, Inc. hereby amends the Plan as follows:

1.             Section 3 of the Plan, regarding the shares which may be made the subject of Awards, is hereby amended, effective as of January 1, 1997, to read as follows:

“3. Shares Subject to Plan. The maximum number of shares of Stock which may be made the subject of Awards under the Plan is One Million Three Hundred Fifteen Thousand (1,315,000). The REIT shall issue directly to the grantee all shares of Stock the Company is required to deliver pursuant to an Award. Such shares may be newly-issued shares, treasury shares or shares acquired by the REIT specifically for this purpose. The Company, on behalf of the grantee, will make payment to the REIT for the stock in an amount equal to the exercise price of the shares. In the case of shares which the Company is required to deliver pursuant to the exercise of an Option, such obligation will first he satisfied from shares of Stock transferred by the grantee to the Company in payment of the exercise price, which Stock shall be valued for this purpose (but not necessarily for purposes of payment of the exercise price by the grantee to the Company) at its Market Value on the date as of which the new shares are issued.”

2.             The first sentence of Section 3 of the Plan, regarding the shares which may be made the subject of Awards, is hereby amended, effective as of August 25, 1997, to read as follows:

“The maximum number of shares of Stock which may be made the subject of Awards under the Plan is Two Million Six Hundred Thirty Thousand (2,630,000).”

3.             Section 7 of the Plan, regarding the terms and conditions relating to Options granted under the Plan, is hereby amended, effective as of July 29, 1993, by adding a subsection (g) to the end thereof to read as follows:

“(g) In its discretion, the Committee may permit the limited transferability of Options granted under the Plan.’

4.             Section 8 of the Plan, regarding the transfer limitations applicable to options granted under the Plan, is hereby amended, effective as of July 29, 1993, to read as follows:

“8.         Transfer Limitations.

(a)            No Option shall be transferable, except by the grantee’s will or the laws of descent and distribution. During the grantee’s lifetime, his Option shall be exercisable (to the extent exercisable) only by him. The Option, and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the grantee in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment, or similar process.

(b)            Notwithstanding the provisions of subsection (a), the Committee may, in its sole discretion, permit the transfer of Options granted under the Plan by a grantee to: (i) the spouse, child or grandchildren of the grantee (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the grantee andlor the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”). Provided that, in the event the Committee permits the transferability of Options granted to the grantee, the Committee may subsequently, in its discretion, restrict the ability of the grantee to transfer the Options granted to the grantee thereafter. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member.

(c)            In the event that the Committee, in its sole discretion, permits the transfer of Options by a grantee to an Eligible Transferee under this Section 8, the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Options must be exercised) as the grantee or, in the event of the grantee’s death, the executor or administrator of the grantee’s estate, could have exercised such Options. The grantee, or in the event of grantee’s death, the grantee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Option by an Eligible Transferee.’

5.             Section 9 of the Plan, regarding the exercise of awards of Options under the Plan, is hereby amended, effective as of July 29, 1993, to read as follows:

“9.         Exercise of A wards.

(a)           Full payment for Stock purchased hereunder shall be made at the time the Option is exercised. Payment may be made by delivering to the Company (a) cash; (b) at the discretion of the Committee, whole shares of Stock (“Delivered Stock”) which (i) has been owned by the grantee for more than six (6) months and has been paid for, within the meaning of SEC Rule 144 (and, if such Stock was purchased from the Company by use of a promissory note, such note has been frilly paid with respect to such Stock), or (ii) was obtained by the grantee in the public market or otherwise than through the exercise of an Option or under any other stock option plan involving Stock; (c) at the discretion of the Committee, a combination of cash and Delivered Stock; or (d) provided that a public market for the Stock exists, (i) through a “same day sale” commitment from the grantee and a broker-dealer that is a member of the National Association of Securities Dealers (“NASD Dealer”) whereby the grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay the Option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Option price directly to the Company; or (ii) through a “margin” commitment from the grantee and an NASD Dealer whereby the grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option price and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option price directly to the Company. Delivered Stock shall be valued by the Committee at its Market Value determined as of the date of the exercise of the Option. No shares shall be issued until full payment for them has been made, and a grantee shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the lid purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the grantee evidencing ownership of the shares purchased pursuant to the exercise of the Option which contain(s) such terms, conditions and provisions as may he required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the grantee.

(b)            For purposes of this Section 9, payment for shares purchased hereunder may be delivered to the Committee through such attestation or certification procedures as may be established by the Committee from time to time, in its sole discretion.”

6.             New Section 1 5 of the Plan, regarding the withholding of income and employment taxes pursuant to the exercise of an Option, is hereby added to the Plan, effective as of July 29, 1993. to read as follows:

“15. Income and Employment Tax Withholding. The grantee shall be solely responsible for paying to the Company all required federal, state, city and local taxes applicable to his exercise of an Option under the Plan. Provided, however the Committee, in its discretion and subject to such rules as it may adopt may permit the grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the Option by having the Company retain shares of Stock which would otherwise be issued in connection with the exercise of the Option or accept delivery from the Grantee of shares of Stock which have a Market Value, determined as of the dale of the deli very of such shares, equal to the amount of the withholding lax to be satisfied by that retention or delivery.”

7.             The Plan shall remain the same in all other respects except as provided by Amendment Two  above.

IN WITNESS WHEREOF, Duke Services. Inc., by its officer thereunder duly authorized, adopts on behalf of Duke Realty Services Limited Partnership this Amendment Two this 25th day August, 1997, but effective as of the dates specified herein.